EXHIBIT 99.1

Spirit Airlines Announces Record Second Quarter 2014 Results:
Second Quarter 2014 Adjusted Net Income Increases 45.2 percent to $66.5 Million

MIRAMAR, FL. (July 29, 2014) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported second quarter 2014 financial results.

•
Adjusted net income for the second quarter 2014 increased 45.2 percent to $66.5 million ($0.91 per diluted share) compared to $45.8 million ($0.63 per diluted share) for the second quarter 2013[1]. GAAP net income for the second quarter 2014 was $64.8 million ($0.88 per diluted share) compared to $42.1 million ($0.58 per diluted share) in the second quarter 2013.

•
For the second quarter 2014, Spirit achieved an adjusted pre-tax margin of 21.3 percent compared to 17.8 percent over the same period in 2013[1]. On a GAAP basis, pre-tax margin for the second quarter 2014 was 20.8 percent compared to 16.4 percent in the second quarter 2013.

•	Spirit ended the second quarter 2014 with $567.2 million in unrestricted cash.

•
Spirit's return on invested capital (before taxes and excluding special items) for the twelve months ended June 30, 2014 was 32.0 percent. See "Calculation for Return on Invested Capital" table below for more details.

"The Spirit team delivered another strong quarter. While growing our capacity 17.2 percent year over year, we grew our top line 22.6 percent year over year," said Ben Baldanza, Spirit's Chief Executive Officer. "Our efforts to drive operational excellence have produced material improvements in controllable components of our cost structure which contributed to the 3.5 percentage point year-over-year increase in our Adjusted Operating Margin. I want to thank all our team members that contributed to these excellent results. A few months ago, we launched a series of initiatives aimed at better aligning our customers’ expectations with the Spirit business model. We are very encouraged at the early results of this effort, and the Bare Fare™ plus Frill Control™ messaging is resonating well with customers as they see the benefit of only paying for what they truly value. As we continue down this path, we expect ever increasing alignment to a business model that provides the lowest total fares and the highest consumer choice all while maintaining our commitment to deliver value to our customers and to our shareholders."

Revenue Performance
For the second quarter 2014, Spirit's total operating revenue was $499.3 million, an increase of 22.6 percent compared to the second quarter 2013. The increase was driven by our growth in flight volume, higher load factors, and higher operating yields.

Total revenue per available seat mile (“RASM”) for the second quarter 2014 was 12.46 cents, an increase of 4.6 percent compared to the second quarter 2013. The calendar shift of Easter occurring in April this year compared to March in 2013 contributed to the strong second quarter 2014 results.

Passenger flight segment ("PFS") volume for the second quarter 2014 grew 14.7 percent year over year, and the Company's load factor for the second quarter 2014 increased 1.8 points year over year to 87.5 percent. Total revenue per PFS for the second quarter 2014 increased 6.8 percent year over year to $139.90.

Cost Performance
Total operating expenses for the second quarter 2014 increased 15.7 percent year over year to $394.2 million on a capacity increase of 17.2 percent.

Spirit reported second quarter 2014 cost per available seat mile excluding special items and fuel (“Adjusted CASM ex-fuel”) of 5.95 cents, a decrease of 0.8 percent compared to the same period last year. The primary driver of the decrease was lower passenger re-accommodation expense (recorded within Other operating expense) per ASM as a result of improved operational reliability. The Company also benefited from lower aircraft rent per ASM. These benefits were partially offset by higher depreciation and amortization expense and increased salary, wages, and benefits, as well as higher maintenance, material, and repairs expense per ASM.

Selected Balance Sheet and Cash Flow Items
As of June 30, 2014, Spirit had $567.2 million in unrestricted cash and cash equivalents. For the six months ended June 30, 2014, Spirit incurred capital expenditures of $7.4 million, paid $94.0 million in pre-delivery deposits for future deliveries of aircraft, net of refunds, and recorded an increase of $14.3 million in maintenance deposits, net of reimbursements.

Fleet
In the second quarter 2014, Spirit took delivery of one new A320 aircraft, ending the quarter with 57 aircraft in its fleet.  The Company has eight more new A320 aircraft scheduled for delivery by year-end 2014.

Second Quarter 2014 and Other Current Highlights
•Added/announced new service between (service start date):

- Minneapolis-St. Paul and Houston (5/1/14)[2]
- Minneapolis-St. Paul and Baltimore/Washington (5/1/14)[2]
- Chicago O'Hare and Oakland/San Francisco (5/1/14)
- Minneapolis-St. Paul and Detroit (5/22/14)[2]
- Chicago O'Hare and Baltimore/Washington (5/22/14)[2]
- Chicago O'Hare and Portland, OR (5/22/14)[2]
- Fort Lauderdale and New Orleans (8/1/14)
- Houston and New Orleans (8/1/14)
- Houston and Atlanta (8/1/14)
- Kansas City and Chicago (8/7/14)
- Kansas City and Dallas/Fort Worth (8/7/14)
- Kansas City and Detroit (8/7/14)
- Kansas City and Las Vegas (8/7/14)
- Kansas City and Houston (8/8/14)
- Fort Lauderdale and Houston (9/3/14)
- Houston and San Diego (9/3/14)
- Boston and West Palm Beach (11/21/14)[2]
- Latrobe/Pittsburgh and Fort Myers (12/18/14)[2]
- Latrobe/Pittsburgh and Tampa (12/19/14)[2]

•
Maintained its commitment to offer low fares to its valued customers; average ticket revenue per passenger flight segment for the second quarter 2014 was $84.75 with total revenue per passenger flight segment of $139.90.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, July 29, 2014, at 10:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NASDAQ: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows customers to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our modern and fuel-efficient all-Airbus fleet, we operate more than 270 daily flights to 55 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

End Notes
(1) See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for additional information.
(2) Seasonal service only.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. The words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, and announced new service routes. All forward-looking statements are based upon information available to the Company at the time the statement is made. The Company has no intent, nor undertakes any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

SPIRIT AIRLINES, INC.
Statement of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2014	2013	Change	2014	2013	Change
Operating revenues:
Passenger	$302,487	$241,119	25.5	$556,365	$460,016	20.9
Non-ticket	196,850	166,220	18.4	380,959	317,760	19.9
Total operating revenues	499,337	407,339	22.6	937,324	777,776	20.5

Operating expenses:
Aircraft fuel	154,852	135,251	14.5	303,323	266,917	13.6
Salaries, wages and benefits	77,440	64,456	20.1	153,689	125,953	22.0
Aircraft rent	48,222	41,915	15.0	94,609	82,987	14.0
Landing fees and other rents	25,831	21,346	21.0	49,847	39,402	26.5
Distribution	20,159	17,277	16.7	38,728	32,958	17.5
Maintenance, materials and repairs	19,205	15,202	26.3	36,819	26,982	36.5
Depreciation and amortization	11,344	7,604	49.2	22,465	13,928	61.3
Other operating	36,408	37,416	(2.7)	71,856	71,915	(0.1)
Loss on disposal of assets	715	91	na	865	261	na
Special charges (credits)	17	23	na	26	46	na
Total operating expenses	394,193	340,581	15.7	772,227	661,349	16.8

Operating income	105,144	66,758	57.5	165,097	116,427	41.8

Other (income) expense:
Interest expense	103	95	8.4	210	104	101.9
Capitalized interest	(103)	(95)	8.4	(210)	(104)	101.9
Interest income	(83)	(105)	(21.0)	(151)	(221)	(31.7)
Other expense	1,439	36	na	1,476	137	na
Total other (income) expense	1,356	(69)	na	1,325	(84)	na

Income before income taxes	103,788	66,827	55.3	163,772	116,511	40.6
Provision for income taxes	38,939	24,759	57.3	61,217	43,889	39.5
Net income	$64,849	$42,068	54.2	$102,555	$72,622	41.2
Basic earnings per share	$0.89	$0.58	53.4	$1.41	$1.00	41.0
Diluted earnings per share	$0.88	$0.58	51.7	$1.40	$1.00	40.0

Weighted average shares, basic	72,740	72,593	0.2	72,712	72,540	0.2
Weighted average shares, diluted	73,294	72,992	0.4	73,274	72,898	0.5

SPIRIT AIRLINES, INC.
Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$567,239	$530,631
Accounts receivable, net	37,467	23,246
Deferred income taxes	15,166	16,243
Prepaid expenses and other current assets	68,589	78,955
Total current assets	688,461	649,075

Property and equipment:
Flight equipment	12,397	9,847
Ground and other equipment	55,112	50,987
Less accumulated depreciation	(29,516)	(25,221)
	37,993	35,613
Deposits on flight equipment purchase contracts	248,770	157,669
Aircraft maintenance deposits	185,699	161,484
Deferred heavy maintenance, net	129,021	125,288
Other long-term assets	59,906	51,636
Total assets	$1,349,850	$1,180,765

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$21,842	$23,104
Air traffic liability	232,072	167,627
Other current liabilities	146,624	145,262
Total current liabilities	400,538	335,993

Long-term deferred income taxes	47,443	48,916
Deferred credits and other long-term liabilities	26,258	26,739
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	520,492	515,331
Treasury stock	(3,513)	(2,291)
Retained earnings	358,625	256,070
Total shareholders’ equity	875,611	769,117
Total liabilities and shareholders’ equity	$1,349,850	$1,180,765

SPIRIT AIRLINES, INC.
Statement of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	2014	2013
Operating activities:
Net income	$102,555	$72,622
Adjustments to reconcile net income to net cash provided by operations:
Unrealized (gains) losses on open fuel hedge contracts	—	9,144
Equity-based compensation, net	3,872	2,788
Allowance for doubtful accounts	(33)	156
Amortization of deferred gains and losses	(178)	(324)
Depreciation and amortization	22,465	13,928
Deferred income tax	(395)	5,962
Loss on disposal of assets	865	261
Capitalized interest	(210)	(104)
Changes in operating assets and liabilities:
Accounts receivable	(14,188)	(10,223)
Prepaid maintenance reserves	(14,286)	(16,641)
Long-term deposits and other assets	(27,020)	(36,304)
Accounts payable	(1,462)	(991)
Air traffic liability	64,331	74,374
Other liabilities	7,819	19,612
Net cash provided by operating activities	144,135	134,260

Investing activities:
Pre-delivery deposits for flight equipment, net of refunds	(94,009)	(19,748)
Purchase of property and equipment	(7,430)	(13,816)
Net cash used in investing activities	(101,439)	(33,564)
Financing activities:
Proceeds from options exercised	63	555
Payments on capital lease obligations	(511)	—
Proceeds from sale and leaseback transactions	—	6,900
Payments to pre-IPO shareholders pursuant to tax receivable agreement	(5,643)	—
Excess tax benefits from equity-based compensation	1,225	875
Repurchase of common stock	(1,222)	(937)
Net cash (used in) provided by financing activities	(6,088)	7,393
Net increase in cash and cash equivalents	36,608	108,089
Cash and cash equivalents at beginning of period	530,631	416,816
Cash and cash equivalents at end of period	$567,239	$524,905
Supplemental disclosures
Cash payments for:
Interest	$326	$17
Taxes	$52,093	$44,806

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended June 30,
Operating Statistics	2014	2013	Change
Available seat miles (ASMs) (thousands)	4,008,507	3,420,257	17.2%
Revenue passenger miles (RPMs) (thousands)	3,506,459	2,930,912	19.6%
Load factor (%)	87.5	85.7	1.8 pts
Passenger flight segments (thousands)	3,569	3,111	14.7%
Block hours	65,732	57,693	13.9%
Departures	25,353	22,862	10.9%
Operating revenue per ASM (RASM) (cents)	12.46	11.91	4.6%
Average yield (cents)	14.24	13.90	2.4%
Average ticket revenue per passenger flight segment ($)	84.75	77.51	9.3%
Average non-ticket revenue per passenger flight segment ($)	55.15	53.43	3.2%
Total revenue per passenger flight segment ($)	139.90	130.94	6.8%
CASM (cents)	9.83	9.96	(1.3)%
Adjusted CASM (cents) (1)	9.80	9.79	0.1%
Adjusted CASM ex-fuel (cents) (2)	5.95	6.00	(0.8)%
Fuel gallons consumed (thousands)	49,401	42,683	15.7%
Average economic fuel cost per gallon ($)	3.13	3.03	3.3%
Aircraft at end of period	57	50	14.0%
Average daily aircraft utilization (hours)	12.8	12.8	—
Average stage length (miles)	976	935	4.4%
Airports served in the period (3)	54	54	—

	Six Months Ended June 30,
Operating Statistics	2014	2013	Change
Available seat miles (ASMs) (thousands)	7,793,234	6,547,470	19.0%
Revenue passenger miles (RPMs) (thousands)	6,795,746	5,592,403	21.5%
Load factor (%)	87.2	85.4	1.8	pts
Passenger flight segments (thousands)	6,833	5,879	16.2%
Block hours	128,870	110,544	16.6%
Departures	48,914	43,623	12.1%
Operating revenue per ASM (RASM) (cents)	12.03	11.88	1.3%
Average yield (cents)	13.79	13.91	(0.9)%
Average ticket revenue per passenger flight segment ($)	81.43	78.25	4.1%
Average non-ticket revenue per passenger flight segment ($)	55.76	54.05	3.2%
Total revenue per passenger flight segment ($)	137.19	132.30	3.7%
CASM (cents)	9.91	10.10	(1.9)%
Adjusted CASM (cents) (1)	9.89	9.96	(0.7)%
Adjusted CASM ex-fuel (cents) (2)	6.01	6.02	(0.2)%
Fuel gallons consumed (thousands)	96,078	81,311	18.2%
Average economic fuel cost per gallon ($)	3.15	3.17	(0.6)%
Average daily aircraft utilization (hours)	12.8	12.7	0.8%
Average stage length (miles)	988	938	5.3%

(1)	Excludes special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below.

(2)	Excludes economic fuel expense and special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below.

(3)	Includes airports served during the period that had service canceled as of the end of the period. Previously, we reported only airports served during the period with continuing operations.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of Spirit's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except CASM data in cents)	2014	2013
Total operating expenses, as reported	$394,193	$340,581
Less special items (1):
Unrealized (gains) and losses arising from mark-to-market adjustments to outstanding fuel derivatives	—	5,763
Premium expense recognized related to fuel option contracts	467	—
Loss on disposal of assets	715	91
Special charges	17	23
Operating expenses, non-GAAP (2)	392,994	334,704
Less: Economic fuel expense, non-GAAP	154,385	129,488
Operating expenses excluding fuel, non-GAAP (3)	238,609	205,216

Available seat miles	4,008,507	3,420,257

CASM (cents)	9.83	9.96
Adjusted CASM (cents) (1)	9.80	9.79
Adjusted CASM ex-fuel (cents) (2)	5.95	6.00

(1)
Special items include unrealized (gains) and losses arising from mark-to-market adjustments to outstanding fuel derivatives, premium expense recognized related to fuel option contracts, loss on disposal of assets, and special charges.

(2)	Excludes special items as referred to above.

(3)	Excludes economic fuel expense as described in the "Reconciliation of Economic Fuel Expense to GAAP Fuel Expense" table below and special items as referred to above.

Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except per share data)	2014	2013
Net income, as reported	$64,849	$42,068
Add: Provision for income taxes	38,939	24,759
Income before income taxes, as reported	103,788	66,827
Pre-tax margin, GAAP	20.8%	16.4%
Add special items (1)	1,199	5,877
Add: Non-operating special charges (2)	1,388	—
Income before income taxes, non-GAAP (3)	106,375	72,704
Pre-tax margin, non-GAAP (3)	21.3%	17.8%
Provision for income taxes (4)	39,910	26,936
Adjusted net income, non-GAAP (3)	$66,465	$45,768

Weighted average shares, diluted	73,294	72,992

Adjusted net income per share, diluted	$0.91	$0.63

(1)	Includes special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above.

(2)
Non-operating special charges relate to the settlement paid to the Pre-IPO Stockholders in excess of the liability the Company had previously estimated related to the Company's Tax Receivable Agreement.

(3)	Excludes special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above and non-operating special charges.

(4)	Assumes same marginal tax rate as is applicable to GAAP net income.

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended
	June 30,
(in thousands)	2014	2013
Operating income, as reported	$105,144	$66,758
Operating margin, GAAP	21.1%	16.4%
Add special items (1)	1,199	5,877
Operating income, non-GAAP (2)	$106,343	$72,635
Operating margin (2)	21.3%	17.8%

(1)	Includes special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above.

(2)	Excludes special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above.

The Company believes economic fuel expense is the best measure of the effect fuel prices are currently having on our business, because it most closely approximates the net cash outflow associated with purchasing fuel used for our operations during the period. Economic fuel expense is defined as into-plane fuel expense, realized gains or losses on derivative contracts, plus the economic premium expense related to fuel option contracts in the period the option is benefiting. The key difference between aircraft fuel expense as recorded in our statement of operations and economic fuel expense is unrealized mark-to-market changes in the value of aircraft fuel derivatives outstanding and the timing of premium gain or loss recognition on our outstanding fuel option contracts. Many industry analysts evaluate airline results using economic fuel expense, and it is used in our internal management reporting.
Reconciliation of Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except per gallon data)	2014	2013
Fuel Expense
Aircraft fuel, as reported	$154,852	$135,251
Impact on fuel expense from unrealized (gains) and losses arising from mark-to-market adjustments to outstanding fuel derivatives	—	5,763
Premium expense recognized related to fuel option contracts	467	—

Economic fuel expense, non-GAAP	$154,385	$129,488

Fuel gallons consumed	49,401	42,683

Economic fuel cost per gallon, non-GAAP	$3.13	$3.03

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	June 30, 2014
Operating Income	$330,962
Add special items (1)	(7,129)
Adjustment for aircraft rent	181,359
Adjusted Operating Income (2)	505,192
Tax (37.3%) (3)	188,437
Adjusted Operating Income, after-tax	316,755
Invested Capital
Total debt	$—
Book equity	875,611
Less: Unrestricted cash	567,239
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,269,513
Total Invested Capital	1,577,885

Return on Invested Capital (ROIC), pre-tax	32.0%
Return on Invested Capital (ROIC), after-tax	20.1%

(1)	Includes special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above.

(2)	Excludes special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended June 30, 2014.
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